For Release:   Immediate
     Contact:       Larry  Schultz
                    920/748-3151,  Ext.  201


                      RALCORP HOLDINGS, INC. REACHED ACCORD
                              WITH RIPON EMPLOYEES


ST. LOUIS, MO, AUGUST 3, 2000 Ralcorp Holdings, Inc. (NYSE:RAH) announced that the striking employees at Ripon Foods' cookie plant in Ripon, Wisconsin today ratified a three-year agreement which ends a labor strike that began on August
2. [The Ripon facility is operated as part of the Bremner cracker and cookie division.] The contract was approved by employees who are members of Local 91, Union of Needletrades, Industrial and Textile Employees (UNITE).

"We are pleased with the outcome of today's vote," said Larry Schultz, Director of Operations of the Ripon facility. "I want to congratulate both the Company and Union negotiating committees, who worked very hard to come to an agreement that is mutually beneficial to both the Company and the employees. We believe this agreement addresses the needs of our employees as well as what the Company needs to operate successfully in an extremely competitive marketplace."

Ripon  plans  to  resume  production  beginning  at  3:00  p.m.  today.

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